EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) and related Prospectus pertaining to the SmartDisk Corporation 1999 Incentive Compensation Plan, 1999 Employee Stock Purchase Plan, 1998 Employee Stock Option Plan and 1998 Directors and Consultants Stock Option Plan, and to the incorporation by reference therein of our report dated August 11, 1999, with respect to the consolidated financial statements of SmartDisk Corporation included in its Registration Statement on Form S-1 (No. 333-82793) and related Prospectus, filed with the Securities and Exchange Commission.

                                                          /s/ Ernst & Young LLP

Miami, Florida
November 19, 1999